UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2007

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6835 Valjean

Van Nuys, California 91406

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Compensatory Arrangements of Certain Officers

On March 29, 2007, the Compensation Committee of the Board of Directors of Cherokee Inc. (the “Company”) approved bonus awards, option grants and salary increases for the Company’s named executive officers as follows:

•                  Robert Margolis, the Company’s Chairman and Chief Executive Officer, was awarded a cash bonus of $8,001,771 for the fiscal year ended February 3, 2007 (“Fiscal 2007”), which was calculated in accordance with the Second Revised and Restated Management Agreement dated November 29, 1999 between the Company and The Wilstar Group (the “Management Agreement”).  Mr. Margolis’ base salary for the fiscal year ending February 2, 2008 (“Fiscal 2008”) was increased by $23,555 to $760,551, which was determined based on the increase in the consumer price index for Los Angeles in accordance with the Management Agreement.

•                  Howard Siegel, the Company’s president of operations, was awarded a cash bonus of $80,000 for Fiscal 2007.  Mr. Siegel was granted an option to purchase 10,000 shares of the Company’s common stock under the Company’s 2006 Incentive Award Plan (the “2006 Plan”), which option will vest in equal annual installments over three years and has an exercise price of $43.42, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.  Mr. Siegel’s base salary for Fiscal 2008 was increased by $20,000 to $320,000.

•                  Russell Riopelle, the Company’s Chief Financial Officer, was awarded a cash bonus of $80,000 for Fiscal 2007.  Mr. Riopelle was granted an option to purchase 10,000 shares of the Company’s common stock under the 2006 Plan, which option will vest in equal annual installments over three years and has an exercise price of $43.42, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.  Mr. Riopelle’s base salary for Fiscal 2008 was increased by $10,000 to $300,000.

•                  Sandi Stuart, the Company’s Executive Vice President, was awarded a cash bonus of $60,000 for Fiscal 2007.  Mr. Stuart was granted an option to purchase 5,000 shares of the Company’s common stock under the 2006 Plan, which option will vest in equal annual installments over three years and has an exercise price of $43.42, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.

•                  Lawrence Sass, the Company’s Senior Vice President, was awarded a cash bonus of $75,000 for Fiscal 2007.  Mr. Sass was granted an option to purchase 15,000 shares of the Company’s common stock under the 2006 Plan, which option will vest in equal annual installments over three years and has an exercise price of $43.42, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.  Mr. Sass’s base salary for Fiscal 2008 was increased by $25,000 to $250,000.

•                  Mark Nawrocki, the Company’s Senior Vice President, was awarded a cash bonus of $80,000 for Fiscal 2007.  Mr. Nawrocki was granted an option to purchase 10,000 shares of the Company’s common stock under the 2006 Plan, which option will vest in equal annual installments over three years and has an exercise price of $43.42, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.  Mr. Nawrocki’s base salary for Fiscal 2008 was increased by $10,000 to $260,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.
April 3, 2007	By:	/s/ Russell J. Riopelle
Russell J. Riopelle
Chief Financial Officer